UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

MIND MEDICINE (MINDMED) INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 220-6633

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2024, Mind Medicine (MindMed) Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (the “Agent”) to create an “at-the-market” equity program under which the Company from time to time may offer and sell up to $150,000,000 of common shares, no par value per share, of the Company (the “ATM Shares”), through or to the Agent.

Subject to the terms and conditions of the Agreement, the Agent will use its commercially reasonable efforts to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission of up to 3.0% of the aggregate gross proceeds from each sale of the ATM Shares effectuated through or to the Agent.

Sales of the ATM Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the Agreement or terminate the Agreement.

This foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Agreement was entered into in connection with the Company’s filing of an automatic shelf registration Statement on Form S-3 (File No. 333-280548) with the U.S. Securities and Exchange Commission, which includes a prospectus supplement covering the offering, issuance and sale by the Company of the ATM Shares that may be issued and sold under the Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any common shares, no par value per share, of the Company (the “Common Shares”) nor shall there be any sale of Common Shares in any state, province or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, province or other jurisdiction.

Item 8.01	Other Events.

On May 28, 2024, the Company delivered written notice to Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. (the “Prior Agents”) that it was terminating the Controlled Equity OfferingSM Sales Agreement, dated as of May 3, 2022, by and among the Company and the Prior Agents.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated as of June 28, 2024, by and between Mind Medicine (MindMed) Inc. and Leerink Partners LLC (incorporated by reference to Exhibit 1.2 of the Form S-3 Registration Statement filed on June 28, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: June 28, 2024	By:	/s/ Robert Barrow
	Name:	Robert Barrow
	Title:	Chief Executive Officer